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                                                                      EXHIBIT 23





                       Consent of Independent Accountants

  We consent to the incorporation by reference in the Registration Statement of Sho-Me Financial Corp. on Form S-8 (Registration No. 33-95348 and Registration No. 33-95346), of our report dated February 7, 1997, on the 1996 consolidated financial statements of Sho-Me Financial Corp., which report is included in the 1996 Annual Report on Form 10-KSB of Sho-Me Financial Corp.




                                                  /s/ Baird Kurtz & Dobson


March 26, 1997
Springfield, Missouri